Exhibit 5

              Stoecklein Law Group, a Professional Corporation

                   Practice Limited To Federal Securities

Emerald Plaza                                      Telephone: (619) 595-4882
402 West Broadway                                  Facsimile: (619) 595-4883
Suite 400                                           Email: djs@slgseclaw.com
San Diego, California 92101                           Web: www.slgseclaw.com


                                June 19, 2002


Board of Directors
Abacus Research & Development, Inc.
1650 University Blvd., NE  Suite 4-101
Albuquerque, NM  87102

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement, on Form SB-2 to be filed by Abacus Research & Development, Inc., a Delaware corporation
(the   "COMPANY"),   with  the  Securities  and  Exchange   Commission   (the
"COMMISSION") on June 19, 2002 (the "REGISTRATION STATEMENT"), in connection with the registration under the Securities Act of 1933, as amended, of up to 1,000,000 shares of the Company's Common Stock (the "STOCK").

      In rendering this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other documents as we have deemed necessary or appropriate for the purposes of this opinion, including the following: (a) the Certificate of Incorporation and Bylaws of the Company, as amended; (b) the Registration Statement, together with the Exhibits to be filed as a part thereof; (c) the Prospectus prepared in connection with the Registration Statement; (d) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books; and (e) the stock records for the Company that the Company has provided to us.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials, records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

     Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that the up to 1,000,000 shares of Stock to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the
Prospectus: (i) will have been duly authorized, legally issued, fully paid and nonassessable, (ii) when issued will be a valid and binding obligation of the corporation, and (iii) do not require a permit from any governmental agency. Our opinion is subject to the qualification that no opinion is expressed herein as to the application of the state securities or Blue-Sky laws.

     This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


Very truly yours,

STOECKLEIN LAW GROUP

By: /s/ Donald J. Stoecklein
      Donald J. Stoecklein, Esq.